Exhibit 99.1
Final Transcript
Conference Call Transcript

GLF — Q4 2010 GulfMark Offshore Earnings Conference Call

Event Date/Time: Feb 24, 2011 / 02:00PM GMT

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
CORPORATE PARTICIPANTS
David Butters
GulfMark Offshore — Chairman
Quintin Kneen
GulfMark Offshore — CFO, EVP
Bruce Streeter
GulfMark Offshore — CEO, President, Director
CONFERENCE CALL PARTICIPANTS
Paul Carr
Bow Worth Management — Analyst
Marius Gaard
Carnegie Investment Bank — Analyst
Matt Beeby
Global Hunter Securities, LLC — Analyst
PRESENTATION
Operator
     Welcome, everyone, to the GulfMark Offshore fourth quarter 2010 earnings conference call. My name is Amy and I will be your conference specialist for this presentation. On the call today are David Butters, Chairman, Bruce Streeter, President and Chief Executive Officer, and Quintin Kneen, Chief Financial Officer. After the speakers’ remarks, there will be a question-and-answer session. (Operator Instructions). Please note this event is being recorded.
This conference call will include comments which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors. These risks are more fully disclosed in the Company’s filings with the SEC. The forward-looking comments on this conference call should not therefore be regarded as representations and that the projected outcomes can or will be achieved. Thank you. I would now like to turn the call over to Mr. David Butters. Please go ahead.
David Butters — GulfMark Offshore — Chairman
     Thank you, Amy, and welcome, everyone, to the fourth quarter 2010 report on our earnings, and a warm welcome to everyone. Today’s format will not divert whatsoever from our usual format. Quintin will take us through the financial numbers for both the last quarter of 2010, and for the full year. After he completes his presentation, Bruce will give us an outline of the current market, the state of the industry, and give us a feel of where things are going. It’s been an exciting quarter, a quarter through much accomplishments and usually I like to thank all of our employees this time of year who completed a very difficult year, but a very successful year. So thank you for the people who are onshore and in the vessels throughout the world. And Quintin, why don’t you take it from here?
Quintin Kneen — GulfMark Offshore — CFO, EVP
     Thank you, David. As usual, Bruce and I will speak for about 15 to 20 minutes and then we will open it up for questions. We will try to provide more clarity and color to the results and throughout the call, we will intersperse some of our expectations for 2011.
As we indicated in our press release, results for the fourth quarter were characterized by incremental improvement in North Sea, continued market strength and solid results in Southeast Asia, and continued weakness in the Americas driven by a declining activity in the US Gulf of Mexico. Our revenue for the quarter was $87.9 million, down approximately 7% from Q3.

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
Revenue in the North Sea region was down approximately $400,000, or 1%, compared to revenue for the region in Q3. The decrease relates primarily to the sale of North Traveller, which contributed revenue of $1.8 million during Q3 prior to its sale. Otherwise, revenue was up approximately $1.4 million during the quarter, driven largely by a two percentage point increase in utilization.
Our Southeast Asia region continues to turn in solid quarterly results. Operating income margin was over 60% for the quarter, and direct operating costs were only 16% of revenue. Nonetheless, revenue was down 11% in the region primarily due to decreased utilization. Although the vessels delivered in the second half of 2010 are beginning to get established, we had more downtime between charters on two of our more established vessels that completed long-term charters during the quarter, and that additional downtime was the primary factor in the decrease in utilization.
Revenue for the Americas region was down sharply on a sequential quarterly basis, reflecting the completion of the oil spill relief work in the US Gulf of Mexico. Revenue was down $4.3 million or 11%. The other subregions within the Americas did well. Utilization in Mexico was 100% for the three vessels located there, Brazil had a utilization of 82% for the nine vessels operating there, and elsewhere in the Americas, utilization was 90% for the six vessels located in Trinidad. In Trinidad, we have five vessels on our term charter and one vessel on the spot market.
Brazil, in particular, should show an increase in utilization in Q1 of 2011, because two of the vessels that we relocated to Brazil did not begin their contracts until after the start of Q4, so Q1 will reflect a full quarter of utilization for those two vessels. For the 16 vessels that were operating in the US Gulf of Mexico during Q4, utilization was 55%. The sequential quarterly decrease in revenue for these vessels was $8.7 million. On the region-wide basis, the decrease was offset by gains in the other subregions of the Americas that totals $4.4 million, which, when combined, results in the overall regional decrease of $4.3 million.
Subsequent to year end, we relocated two more vessels out of the US Gulf of Mexico to Trinidad. Revenue from the 14 vessels remaining in the US Gulf of Mexico is likely to soften a bit more in the first half of 2011, but revenue Brazil and Trinidad, in particular, are likely to show improvements.
We expect the US Gulf of Mexico will begin to rebound in 2011 and we want to have vessels available to take advantage of the increase in activity. But in the meantime, we are keeping an eye out for profitable vessel opportunities outside of the US Gulf of Mexico.
On a consolidated basis, operating costs were up during the fourth quarter compared with Q3, but the increase is due to the fact that we capitalized approximately $1.4 million in mobilization costs in Q3. You may recall that in the third quarter we sent four vessels to Brazil on four-year contracts, that we capitalized those costs associated with mobilizing the vessels, and that the cost is being amortized over the life of the contracts. Absent the capitalization of those costs in Q3, direct operating costs were flat at approximately $43 million, which is what we see as a reasonable but below level of direct quarterly operating costs for the current fleet.
Our direct operating costs were relatively stable throughout 2010 at the $43 million per quarter level. As we move vessels around within the Americas region, we may see a slight increase in direct operating costs throughout 2011; noticeable but nothing significant. We performed five drydocks for the quarter, utilized 60 drydock days and expensed approximately $1.8 million of associated costs. Total drydock expense for the full year was $22.2 million, slightly under our most recent guidance of $23 million.
For 2011, we anticipate spending approximately $17 million on 24 drydocks. For Q1, we are currently expecting to spend approximately $7 million on 10 drydocks for the North Sea for approximately $3 million and six in the Americas for approximately $4 million.
General and administrative expenses were up slightly on a sequential quarterly basis, but as expected, our average quarterly run rate for G&A for the full year of 2010 was $11 million. We have run at approximately $11 million per quarter for the past two years, but I expect that during 2011, we will see a slight increase due to inflationary pressures and some centralization of support services. Nothing out of the ordinary, but an increase of approximately 4% is expected for 2011.
Consolidated depreciation of $14.5 million was flat sequentially. We believe that quarterly depreciation expense of approximately $14.5 million per quarter throughout 2011 is a reasonable expectation, assuming no changes to the active fleet.
As a result, consolidated operating income for the fourth quarter was $17.7 million, reflecting an operating income margin of 20%. I anticipate that interest expense for 2011 will be approximately $5.8 million per quarter, consistent with Q3 and Q4 of 2010. In a stable interest rate environment, interest expense would actually be going down throughout 2011 due to the ongoing amortization of the term loan facility, but I am also anticipating a slight increase in three-month LIBOR throughout 2011. So, as a result, the expectation that I am setting is that quarterly consolidated interest expense will be generally flat at approximately $5.8 million.

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
The tax provision for the fourth quarter was a benefit of $3.4 million, which reflects a credit of $4.2 million related to the reinstatement of an expired tax provision. Absent the catch-up benefit, the tax expense was $800,000, or approximately 7%. For 2011, we anticipate that our tax rate will be between 10% and 12%, consistent with our long-term tax rate expectations and objectives.
Capital expenditures for the quarter were approximately $8 million and relates to upgrading equipment on our vessels. Our estimate of capital expenditures for 2011 is $15 million, and likewise relates to upgrading and improving the equipment on our existing fleet.
Cash on hand at quarter end was $97.2 million, all totaled net debt, total debt less cash, was $229.2 million at December 31st. That is a decrease of $27.6 million since September 30th and reflects the cash generated by operations during the quarter, offset by relatively minor capital expenditures. I currently expect net debt to continue to decrease throughout 2011, and I currently expect to see net debt figures in the low $100 million range by year end 2011.
So to recap, at year end, the senior notes represented $159.8 million of our outstanding indebtedness. There was no amount outstanding under our $175 million revolving credit facility and the outstanding balance on the term loan facility was $166.7 million. These debt amounts have not changed since year end. Total outstanding indebtedness is therefore $326.4 million and net of cash, the balance at quarter end was $229.2 million.
Contract cover for 2011 stands currently at 61%, up from the 50% we reported on the last earnings call. Contract cover for the Americas region is 56% for 2011, up from the 48% we reported on the last earnings call, and up from the 44% of contract cover that we had in the Americas region in 2010 at this time last year. The increase is due largely to moving vessels out of the US Gulf of Mexico to other subregions within the Americas on long-term contracts.
Consolidated contracted revenue for 2011 is $241 million, that’s revenue dollars, and it’s consistent with the $245.6 million of revenue dollars we had in our forward contract cover for 2010 at this time last year. The $241 million of revenue dollars for 2011 breaks out as follows — $107.1 million for the North Sea, $35.1 million for Southeast Asia, and $98.8 million for the Americas. Forward contract for 2012 stands currently at 37%. And with that, I will transfer the call over to Bruce to give more detail on current market conditions and more perspective on 2011.
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Thanks, Quintin. It’s nice to hear the strength of the balance sheet and the ability for the Company to develop positive earnings and positive cash flow going forward.
As I look back on 2010, and then look ahead to 2011, I see a lot of positives. 2010 started — well, we saw significant development of recovery, if you will, growth in the Gulf of Mexico, and that came to a sudden halt with the tragic incident at Macondo. However, despite the events and the changes and the effects that it had in the Gulf of Mexico, we still saw significant results and that came from the regional strategy and the effectiveness of other areas such as Brazil, the North Sea, and Southeast Asia to pick up where the Americas fell off.
In the North Sea, we saw some signs of resurgence in that area last summer. We responded by shifting and grabbing a large number of term contracts so that as the market area weakened at the end of last year, we had very limited exposure to the spot market and as such, we were able to improve on results for that market, even in what we thought was a poor fourth quarter, at least as far as you look at what happened generally in the marketplace. I will come back to the North Sea later and refer to some of the reasons why we at GulfMark are looking forward to 2011 in that region.
In Asia, clearly there was a question about supply and demand dynamics, and that has influenced utilization. As actual oil and gas activity continues to be strong and as the market adjusts to both demand and vessel availability, we will continue to see changes. It is notable, and as Quintin has pointed out, that our returns on vessels in our investment in Southeast Asia was still extremely strong in 2010, and we expect that that will continue.
He mentioned the two anchor handlers that we brought in the second half of last year. They have both now started to do some short-term jobs, and earlier in the week, both of the vessels were working, and we do think that we have a commitment for them depending on when the rig is free. We expect them to move to a term contract later in the spring.
Now, we do expect that time between charters in the Southeast Asia region may be comparable to what we experienced in 2010, and that some of the vessels may have longer off hire periods between contracts as happened in 2010. However, the strength and the earnings power of our fleet in

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
Asia, high customer recognition of the vessels’ capability, and an expectation of higher levels of utilization for our fleet vessels alleviates much of the concern that people have expressed in that region.
The Americas has essentially been two separate markets for us. The US Gulf of Mexico has obviously experienced a drop-off, and particularly after the completion of spill containment response, whereas the rest of the Americas, the Caribbean, Brazil, etc., have been extremely strong as far as the increase in demand and our ability to put vessels to work in that region. Now, we do think it’s important to maintain our staff and our position in the Gulf of Mexico, and to that end, we will continue to focus on opportunities that do occur here in the Gulf of Mexico.
No one has any clarity as to when there will be action on the permits that should be acted on, but we do see that some of our customers are adjusting to the marketplace, identifying the work that they can do, and that has provided some opportunities. But we continue to focus on opportunities outside of the Gulf of Mexico, and as Quintin has mentioned, since the end of the year, we have actually sent three vessels out of the Gulf of Mexico. One of the vessels that was working the spot market in Trinidad has returned for drydocking but we may see that boat turn around and go back to Trinidad in the future.
At present, 14 of the 28 US flag vessels are trading in the US. The Mexican fleet, or the three vessels in Mexico, stays as it was; the two vessels on long-term contracts have now gone on to new and improved contracts, long-term contracts. So while there is no certainty in when and where we shall experience recovery in the Gulf of Mexico, I think we have reacted well to it. We do currently have 14 vessels that are here, about — utilization at about 50%, but potential for all of those vessels as that market improves.
If I return to the North Sea, we noted a lot of positive potential. We see that similarities towards the development that occurred last year in that marketplace, and as such, we are seeing more term demand, and perhaps a little bit earlier this year and it may continue longer. So what we have experienced is that most, if not all of the vessels that we have had where there were options available, those options have been exercised and generally, we have seen an uptick or a positive movement in term rates within that region.
Now, at present, we have four vessels that are in the spot market. Our older Norwegian flag PSV, one of the large anchor handlers, one of ROV capable PSVs, and one other PSV. However, the anchor handler is on a two to five week job, one of PSVs has a term contract to go to this summer, the ROV capable vessel has short-term work lined up and should be well-positioned for seasonable work, leaving us with essentially one PSV with no commitments going forward. We will have additional vessels that reach the end of their contracts as the year progresses, but we suspect that a month or two down the road we will be able to report further term agreements.
We generally increase maintenance and drydock activity in the first and the fourth quarters, and this year is certainly no exception to that. With low expectations in the Gulf of Mexico, we are trying to highlight and move as much as we can into the first quarter, and thus, you will see that we will spend at least $7 million, and maybe more, on drydocks. We intend drydocking or have, in fact, drydocked two of the anchor handlers, including one of the very large North Sea anchor handlers. We will do six PSVs and two FSVs before the quarter concludes. All but one of the plan dockings have either been completed or have started. And it may be that we will take advantage of any additional opportunities to dock vessels in the quarter.
In addition, two vessels completed contracts and came off during the quarter and we completed DP upgrades on those boats ahead of their starting new contracts this week. Additionally, we have one large anchor handler that is undergoing engine work and, as mentioned, we have seen some longer periods between contract starts in Asia.
All of this will reduce revenue and increase costs in the first quarter, however, it should allow increased availability for charter days and lower cost in future quarters. We will do some additional upgrades during the year, including at least two more DP projects and will upgrade some of the US flag PSVs in the first half of the year. We plan on a very busy and productive year on the vessel front. We expect to improve the fleet capabilities, increase contract coverage for 2011 and subsequent years, and see opportunities that will result in higher utilization contract rates in the future .
Quintin outlined on the balance sheet that we were in a strong position and the cash flow in 2011 should add to that strength. The proper use of cash needs to be an important part of our strategy. Given the situation in the Gulf of Mexico, our cash build is primarily in foreign entities. We strongly support those important US companies that have suggested that a tax holiday related to cash repatriation is a good thing for America. We feel that the underlying strength and future cash flow at GulfMark will allow us to give consideration to dividends in the future, additionally, like any company that views its shares are undervalued and considers its stock (inaudible).
Over the history of the Company, we have done extremely well with strategic investments in our business. Reinvestments have great potential, however, we must make the right acquisitions. We have expected to buy some equipment at discounted prices, but have not found equipment that

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
meets our view in the investment building for the future. There is upside to that as it means that the areas we are focusing on may have less competition than we anticipated. We are interested in the right acquisitions and not the time of acquisitions. The fact that we have not found the bargain ships we expected suggests some change in our focus on future fleet additions. And we will adjust our strategy to that end as part of the valuation and best use of building (inaudible).
Our strategy for development of our fleet in the mix and location of vessels paid off in 2010. If you look back to some of the quarters in 2007 and 2008, you can identify the development of our performance and the potential that we could and can build on in the future. A series of events culminating in the Macondo tragedy have limited our development but not changed the fundamentals that brought performance. We can’t control the events that occur in the world, but we can prepare our Company for the opportunities which do and will present themselves in the future.
We did encounter difficulties in 2010, but I, as David has done, must commend all of our employees for handling and responding to the changing dynamics of the marketplace. We did use our capacity as a worldwide company to shift vessels and shift emphasis, and primarily move more towards an expanded contract emphasis. I think this is important to note that our reaction did improve 2010 results without damaging the potential for 2011 and subsequent years. We did have a lot of contract cover for 2011, but it is largely at improving rates. First quarter will be somewhat difficult, but I would look forward to 2011 and our responses to the challenges (inaudible). In having said that, I will open it up for questions.
QUESTION AND ANSWER
Operator
     Thank you. We will now begin the question-and-answer session. (Operator Instructions). Our first question is from Paul Carr with [Bow Worth] Management. Please go ahead.
Paul Carr — Bow Worth Management — Analyst
     Hi, guys, and congratulations on a great quarter. I have to admit, I was expecting something a lot rougher with what I have been seeing in the spot market. Great job getting contract coverage. I’m wondering if you can give us a little bit of color as far as numbers of vessels that might be rolling off this quarter, and what you are seeing as far as comparable rates in the period market right now?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Are you speaking about a specific region? Are you talking about the North Sea?
Paul Carr — Bow Worth Management — Analyst
     Sure, North Sea is the one that I follow most closely, yeah.
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Yeah. I don’t actually have the number in front of me. We do have some rollovers in the first half of the year, but we don’t really see a lot of change there. I think one vessel will probably complete a charter and come off of that, but I think we’re actually already focusing in on where it’s likely to go. Some others, it’s dependent on options actually being taken. But with the number of term contracts that are in the marketplace as we speak, I think we’re pretty comfortable with development in the North Sea. There have been some contracts fixed at the turn of the year that were probably of a concern, but more recently, we have seen a positive trend in contract values. And I think there’s a realization that in selected type, especially the high quality vessels, there is going to be competition to get the right vessels and that will affect the pricing positively.

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
Paul Carr — Bow Worth Management — Analyst
     That’s great. And I guess the other question is just compared to peers and your company valuation relative to book value, how comfortable are you as far as the accuracy of book value vis-a-vis market value of ships that when you’re going to be disposing of ships or as opportunities come to adjust your fleet, whether or not the book value reflects accurately the current market value? Or are the ships actually worth more than they are on the books or less in general?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Well, we would like to talk in terms of net asset value, which our competitors in Europe typically do. You know, when we see net asset values for the company in their presentations, it’s significantly higher than where our book value is here. It’s more difficult for us, because it’s — to talk in terms of net asset value, because it’s harder to define and to justify it in the world. But I think the best justification is if you look back over the last three or four years, all of the vessels that we have sold, with the exception of the vessel in Brazil that we have scrapped, have been sold at well over book value. And that includes a couple of sales last year in what was identified as a negative marketplace. So I am very comfortable in saying that the real market value of the vessels is well above book value.
Paul Carr — Bow Worth Management — Analyst
     Thank you. That’s great. Great quarter.
Quintin Kneen — GulfMark Offshore — CFO, EVP
     Not only were they well above book value, they were well above what we actually paid for the vessels. So it’s — I think there is an increase.
Paul Carr — Bow Worth Management — Analyst
     Thank you very much, gentlemen.
Operator
     Our next question is from Marius Gaard with Carnegie. Please go ahead.
Marius Gaard — Carnegie Investment Bank — Analyst
     Hi, guys. Hello.
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Hello, Marius.
Marius Gaard — Carnegie Investment Bank — Analyst
     During a few weeks last year, you saw the spot rates in the North Sea going through the roof and saw a lot of new vessels being ordered, new PSVs, the large PSVs, and with fairly short delivery dates. So on one hand, for me, it looks like a threat to your position when all of the assessments start coming into the market. On the other hand, I guess there was a lot of speculative orders during the last year. So all of those PSVs could probably also be a good opportunity for you to maybe acquire. My question, how do you look — how do you look at this wave of new PSVs coming into the market during the next 12 to 18 months.

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Well, if I look at the ships that are being built for the North Sea market, I see some very expensive ships that, in my mind, LNG based, etc., that are clearly directed towards potential at Statoil, and will be difficult economically to place with a number of the other oil companies that are active in the region. I see some vessels that have been built speculatively that I’m not quite sure that I follow why the design and the specification were selected. And I see a number of vessels that have been ordered by some of our stronger competition in that region, and I think they have ordered well, and, in several cases, have contracts in mind or contracts placed for the vessel. So, yeah, there have been some orders not to the magnitude that you have seen previously, and you are also seeing vessels purchased and/or fixed outside of the region, some of the other areas that are active in both deep water and harsh weather conditions, seem to have the potential of drawing vessels away from that market. So from an acquisition point of view, yes, there have been some vessels that have been available, but generally, prices have held up extremely well. And, in fact, most people have looked at sales price above new construction price. And on a long-term investment, sometimes that’s pretty hard to swallow. But in general, I think that we have not really found equipment that we were particularly interested in or fit what we wanted to do that was at an acceptable price, and I think that’s the situation today. So we may not look at existing vessels.
Marius Gaard — Carnegie Investment Bank — Analyst
     Does that means that the best opportunity to grow lies in probably to order a vessel with a Norwegian design [southeast Asian yard], something like that?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Sounds like you are brokering me. Yeah, we’re constantly reviewing shipyards, shipyard prices, deliveries, and the mix of equipment that’s available in the marketplace and we have largely built in the North Sea region in the past. We still have a belief that those ships have performed extremely well and they certainly are in our consideration. However, some of the ships that we have built in Asia have been extremely reliable and have been fairly easy to support and so we are certainly looking at that.
Marius Gaard — Carnegie Investment Bank — Analyst
     All right. Do you think you have seen some orders or investments during 2011?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     You know, the marketplace tends to get more active the more positive people are. Most people are speaking very strongly about 2012 and some are starting to talk about when to start up or when the improvement in general conditions is during 2011. But overall, I think that clarity in the Gulf of Mexico is going to focus a lot of people and we’ll have a lot to do with the timing of fleet changes.
Marius Gaard — Carnegie Investment Bank — Analyst
     Would you consider your stock to be an instrument in the — do you think the value of your stock is at the level where it would be interesting to use the stock as an instrument acquisition?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     No.
Marius Gaard — Carnegie Investment Bank — Analyst
     Thank you.

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
Operator
     (Operator Instructions). Our next question is from Matt Beeby with Global Hunter Securities. Please go ahead.
Matt Beeby — Global Hunter Securities, LLC — Analyst
     Good morning, everyone.
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Good morning, Matt.
Matt Beeby — Global Hunter Securities, LLC — Analyst
     I think you all had mentioned earlier in the call about $43 million kind of being the maybe the run rate on OpEx. Does that kind of imply that there’s nothing more to be squeezed out in the US Gulf and maybe in terms of stacking some of these vessels if you see a longer term opportunity but maybe the next two to three quarters could be some challenges? Or is there any potential for that as you look into the next couple of quarters?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Well, the ships are technological beasts. There’s a lot of electronics, there’s a lot of equipment on them that doesn’t lend itself well to the concept of stacking, especially in the Gulf of Mexico. You have to have environmental conditions and control on the ship. You need to run that equipment, test it, evaluate it on a continuing basis. So we are not going to specifically lay up any of the ships or at least we don’t anticipate it at this point. What we have done is do as much as we can to reduce costs, reduce — we have reduced crew levels, largely through attrition, but we are maintaining enough people so that if you wanted any specific boat tomorrow, it can go to work and will shift and be ready, and we have had a lot of response to the ability to provide the ship with the adequate crew when it’s needed and I don’t see that we will change that much. So, no, we don’t think that there’s a lot more that we can squeeze out on the cost side.
Matt Beeby — Global Hunter Securities, LLC — Analyst
     Okay. Great. Is there a number in mind that you all have as far as kind of the minimum number of vessels that you would want to keep in the Gulf? I think we’re close to 13 to 14, do you think we might be pretty close to that number?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Well, I mean, the number actually working moves up and down. I think currently it’s eight vessels that are working, but I would have to check the number this morning, and so sometimes it’s six or seven and sometimes it’s 10. So it is going to change. I’m comfortable with the number vessels that are out of the region, but some of the recent ones have gone out on three or four month-type work, and one of them even shorter term. So if you do see a pickup, those vessels will return into the marketplace later this year. If it doesn’t pick up, you may see us move a couple of additional vessels as we get into the spring.
Matt Beeby — Global Hunter Securities, LLC — Analyst
     One more quick one, if I may. When you move vessels out of the Gulf, what kind of terms are you looking for and maybe any rate clarity would be helpful, as well?
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     It depends on where they are going. I mean, we are not going to move one a large distance without a fairly long-term contract. But as you’ve seen what we have done, a vessel going to the Caribbean for three to four months, we are reasonably comfortable with it. The vessels that went to Brazil went on a four-year contracts area they are obviously coming out of that mix. So it depends. I don’t think you are going to see us bid one or

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Final Transcript
Feb 24, 2011 / 02:00PM GMT, GLF — Q4 2010 GulfMark Offshore Earnings Conference Call
two month, or three-month contracts in West Africa, but it’s something that we see as part of a development strategy that is a long-term contract. We’ll look at what the mix of vessels available in the Gulf is and we’ll consider them.
Matt Beeby — Global Hunter Securities, LLC — Analyst
     That’s very helpful. Thank you.
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     Thank you.
Operator
     (Operator Instructions).
Bruce Streeter — GulfMark Offshore — CEO, President, Director
     David, I think you are up.
Operator
     This concludes our question-and-answer session. I would like to turn the conference back over to Mr. Butters for any closing remarks.
David Butters — GulfMark Offshore — Chairman
     Well, I appreciate everyone joining us this morning. It’s always great fun and a proud moment for us to present our results. So I look forward to our next meeting in a few months time. Thank you.
Operator
     The telephone replay of this event will be available starting at noon Eastern Time today. Instructions for accessing the replay were provided in the press release. This conference is now concluded. Thank you for attending today’s presentation and you may now disconnect your lines.
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